EXHIBIT 10.31
*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into this 9th day of November, 2012 (“Effective Date”) by and between Cumberland Pharmaceuticals Inc., a Tennessee corporation having its principal place of business at 2525 West End Ave., Suite 950, Nashville, Tennessee 37023 (“Cumberland”), Paddock Laboratories, LLC, a Delaware limited liability company having its principal place of business at 3940 Quebec Avenue N, Minneapolis, Minnesota 55427 (“Paddock”) and Perrigo Company, a Michigan corporation having its principal place of business at 515 Eastern Avenue, Allergan, Michigan 49010 (“Perrigo”). Each of Cumberland, Paddock and Perrigo may be referred to herein individually as a “Party” and collectively as the “Parties”, and each of Perrigo and Paddock may be referred to herein as a “Defendant” and together as the “Defendants”.

RECITALS

WHEREAS, Cumberland sells an N-acetylcysteine product in an amount of 6gm/30ml (200mg/ml) and in an intravenous injectable dosage form, free of EDTA (edetate disodium), pursuant to supplemental New Drug Application 21-539 (the “Acetadote® EDTA-Free NDA”) under the trademark Acetadote® (or any replacement trademark) (the “Acetadote® EDTA-Free Product”), and Cumberland previously sold an N-acetylcysteine product in an amount of 6gm/30ml (200mg/ml) and in an intravenous injectable dosage form containing EDTA under the trademark Acetadote® (the “Acetadote® EDTA Product”), which Acetadote® EDTA Product Cumberland has withdrawn from the market due to safety concerns and which Cumberland has delisted from the U.S. Food and Drug Administration’s Orange Book;
WHEREAS, Cumberland owns the following U.S. Patent relating to the Acetadote® products: 8,148,356 (the “’356 Patent”);

WHEREAS, Paddock filed with the FDA (as defined below) ANDA (as defined below) [***] (the “Paddock ANDA”) requesting approval from the FDA to market a generic product containing N-acetylcysteine as its active ingredient in an amount of 6gm/30ml (200mg/ml) and in an intravenous injectable dosage form and [***] (the “Paddock Generic Product”);

WHEREAS, Perrigo, the parent company of Paddock, filed with the FDA ANDA [***] (the “Perrigo ANDA”) requesting approval from the FDA to market a generic product containing N-acetylcysteine as its active ingredient in an amount of 6gm/30ml (200mg/ml) and in an intravenous injectable dosage form [***] (the “Perrigo Generic Product”);

WHEREAS, Cumberland filed Civil Action No. 12-CV-00619 (LPS) in the United States District Court for the District of Delaware (the “Delaware Court”), in which Cumberland alleges that Defendants, by filing of the Paddock ANDA, infringed the ’356 Patent as specified therein (the “First Action”);

WHEREAS, Cumberland filed Civil Action No. 12-CV-06327 in the United States District Court for the Northern District of Illinois Eastern Division (the “Illinois Court”), in which Cumberland alleges that Perrigo, by filing of the Perrigo ANDA, infringed the ’356 Patent as specified therein (the “Second Action”, and with the First Action, the “Actions”); and

WHEREAS, each Party desires to resolve, compromise and settle the Actions on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants exchanged herein and other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, Defendants and Cumberland intending to be legally bound hereby agree as follows:

I.DEFINITIONS
“’356 Patent” has the meaning set forth in the Recitals.
“Acetadote® EDTA-Free NDA” has the meaning set forth in the Recitals.
“Acetadote® EDTA-Free Product” has the meaning set forth in the Recitals.
“Acetadote® EDTA Product” has the meaning set forth in the Recitals.
“Actions” has the meaning set forth in the Recitals.
“Affiliate(s)” shall mean, with respect to any entity, any corporation, association, company, organization or other entity which directly or indirectly controls, is controlled by or under common control with Paddock, Perrigo or Cumberland, as the case may be. For purposes of this definition, “control” means the ability, directly or indirectly, through ownership of securities, by agreement, or by any other method, to direct more than fifty (50%) of the outstanding equity votes of any entity, whether or not represented by securities, or to otherwise control the management decisions of any entity.
“Agreement” has the meaning set forth in the introductory paragraph hereof.
“ANDA” shall mean Abbreviated New Drug Application as defined in 21 CFR § 355(j) et seq., as amended from time to time
“Commercially Reasonable Efforts” shall mean that degree of effort, expertise and resources which a person of ordinary skill, ability and experience in the matters addressed herein would typically utilize and otherwise apply with respect to fulfilling the obligations assumed hereunder.
“Cumberland” has the meaning set forth in the introductory paragraph hereof.
“Defendant” and “Defendants” have the meaning set forth in the introductory paragraph hereof.

“Defendants’ Releasees” has the meaning set forth in Section 4.1.
“Delaware Court” has the meaning set forth in the Recitals.
“Dismissal Effective Date” has the meaning set forth in Section 2.1.
“Effective Date” has the meaning set forth in the introductory paragraph hereof.
“FDA” shall mean the Food and Drug Administration of the United States of America.
“Illinois Court” has the meaning set forth in the Recitals.
“Law” shall mean any local, state or federal rule, regulation, statute or law.
“License and Supply Agreement” has the meaning set forth in Section 2.1.
“Licensed Patents” shall mean the ‘356 Patent, and all continuations, divisionals and extensions thereof, and all reexaminations and reissues thereof..
“Losses” has the meaning set forth in Section 4.1.
“NDA” means a New Drug Application (as more fully described in 21 C.F.R. 314.50 et seq. or its successor regulation) and all amendments and supplements thereto submitted to the FDA.
“Other Acetadote® Patent Litigations” has the meaning set forth in Section 6.3.
“Paddock” has the meaning set forth in the introductory paragraph hereof.
“Paddock ANDA” has the meaning set forth in the Recitals.
“Paddock Generic Product” has the meaning set forth in the Recitals.
“Parties” shall have the meaning set forth in the introductory paragraph hereof.
“Perrigo” has the meaning set forth in the introductory paragraph hereof.
“Perrigo ANDA” has the meaning set forth in the Recitals.
“Perrigo Generic Product” has the meaning set forth in the Recitals.
“Plaintiff’s Releasees” has the meaning set forth in Section 4.1.
“Stipulations of Dismissal” has the meaning set forth in Section 2.1.
“Term” has the meaning set forth in Section 8.1.

“Territory” shall mean the United States of America, its territories, commonwealths and possessions.
“Third Party” shall mean any person, entity or other organization (other than the Parties and their respective Affiliates).
Any other capitalized terms used but not defined in this Article I shall have the meanings assigned to such terms in the body of this Agreement.
II.    DISMISSAL OF LITIGATION
2.1.    On the Effective Date, the Parties shall execute and deliver to each other the License and Supply Agreement attached as Exhibit 2 hereto (the “License and Supply Agreement”). Within three (3) business days of the Effective Date, the respective Parties will execute and file with the Delaware Court and Illinois Court, all necessary papers, including the Stipulations of Dismissal attached as Exhibit 1, required to dismiss without prejudice all claims and counterclaims, motions, and petitions asserted in the Actions (the “Stipulations of Dismissal”). The date upon which the Actions are dismissed against all Parties pursuant to the Stipulations of Dismissal shall be referred to herein as the “Dismissal Effective Date”. If for any reason the courts in the Actions do not approve the Stipulations of Dismissal and enter them as orders of the courts, the Parties agree to confer promptly in good faith in an effort to modify the Stipulations of Dismissal and this Agreement or take such other action as is required to overcome the objections of the courts.
2.2.    Nothing herein or in the License and Supply Agreement shall be deemed to be Cumberland’s consent to or approval of any ANDA in the United States or any similar application or filing in any foreign jurisdiction by Defendants or any of their Affiliates, or to permit Defendants or any of their Affiliates the right to reference or cross-reference any New Drug Application, regulatory filing or other proprietary materials or information.
III.    WITHDRAWAL OF ANDA; PATENT MATTERS
3.1.    Paddock acknowledges, agrees and admits, on behalf of itself and its Affiliates, that (a) the Paddock Generic Products infringe the ‘356 Patent, (b) the ‘356 Patent is valid and (c) the ‘356 Patent is enforceable. Perrigo acknowledges, agrees and admits, on behalf of itself and its Affiliates, that (i) the Perrigo Generic Products infringe the ‘356 Patent, (ii) the ‘356 Patent is valid and (iii) the ‘356 Patent is enforceable.
3.2.    No later than three (3) business days after the Effective Date, Paddock shall take all steps necessary to withdraw and cancel the Paddock ANDA filed with the FDA. During the term of the License and Supply Agreement, Paddock agrees that neither it nor any of its Affiliates shall refile the Paddock ANDA with the FDA or file any ANDA that references the Acetadote® EDTA Product or Acetadote® EDTA-Free Product, provided that the foregoing shall not preclude Perrigo from seeking the approval of or maintaining the Perrigo ANDA with the FDA.

3.3.    From and after the Effective Date and continuing for the terms of this Agreement and the License and Supply Agreement (whichever is longer), each Defendant agrees, on behalf of itself and its Affiliates and its and their respective successors and assigns, not to challenge the validity, enforceability, ownership or patentability of any of the Licensed Patents, or the infringement of any of the Licensed Patents by the manufacture, use and sale of the Perrigo Generic Product and the Paddock Generic Product, including by suing, directly or indirectly, Cumberland or any of its Affiliates in any action in any forum seeking an order or decision that any of the Licensed Patents is invalid or unenforceable, is not exclusively owned by Cumberland and/or its Affiliates, or that the manufacture, use or sale of the Perrigo Generic Product or Paddock Generic Product does not infringe any of the Licensed Patents. Further, each Defendant agrees, on behalf of itself and its Affiliates and its and their respective successors and assigns, not to seek reexamination of any of the Licensed Patents in any court or administrative agency having jurisdiction to consider the issue. Further, Defendants will not, and will cause their Affiliates to not, directly or indirectly participate in, support or assist any such challenges by any person.
3.4.    From and after the Effective Date and continuing for the terms of this Agreement and the License and Supply Agreement (whichever is longer), neither of the Defendants nor any of their respective Affiliates, nor any of their respective officers, or employees, will assist, encourage, or provide any information or support to, any entity attacking the validity or enforceability or defending against the alleged infringement of any of the Licensed Patents, except as compelled by Law. Neither of the Defendants nor any of their respective Affiliates, nor any of their respective officers, or employees, will encourage any expert witnesses who are under their control to assist, encourage, or provide any information or support to any entity attacking the validity or enforceability or defending against the alleged infringement of the any of the Licensed Patents or consent to any of the foregoing, except as compelled by Law.
3.5.    In return for the rights, releases, and other consideration set forth in this Agreement and the License and Supply Agreement, except as permitted under the License and Supply Agreement, the Defendants agree that neither the Defendants nor any of their Affiliates will market, offer for sale, sell or distribute any Perrigo ANDA Product or Paddock ANDA Product or any other generic N-acetylcysteine product that references a product covered by any Cumberland NDA as the reference listed drug, or encourage, assist or participate in the profits from the marketing, offer for sale, for sale or distribution of a generic N-acetylcysteine that references a product covered by any Cumberland NDA as the reference listed drug, other than pursuant to the License and Supply Agreement.
3.6.    Notwithstanding this Article III, nothing herein shall prevent Perrigo from maintaining the paragraph IV certification under Section 505(j)(2)(A)(vii)(IV) of the FFDCA (21 U.S.C. § 355(j)(2)(A)(vii)(IV)) that is contained in the Perrigo ANDA.
IV.    RELEASE OF CLAIMS
4.1.    Effective on the Dismissal Effective Date, Defendants, their Affiliates and each of their respective predecessors, successors, assigns, officers, directors, managers, employees and trustees (collectively, the “Defendants’ Releasees”) fully, finally and forever release, relinquish, acquit and discharge Cumberland, its Affiliates and each of their respective predecessors, successors, assigns, officers, directors, managers, employees and trustees (collectively, the “Plaintiff’s Releasees”) of and from, and covenant not to sue, not to assign to any other entity or person a right to sue and not to authorize any other entity or person to sue any Plaintiff’s Releasee for any and all claims, counterclaims, actions, causes of action, suits, defenses, judgments, debts, offsets, accounts, torts, damages, demands and liabilities whatsoever, including costs, expenses, and attorneys’ fees (collectively, “Losses”) of every name and nature, both at law and in equity, for acts, transactions, facts, matters or omissions whether known or unknown, foreseen or unforeseen, accrued as of the Dismissal Date, relating to (i) any and all claims, liabilities, defenses or counterclaims in the Actions with respect to any cause of action asserted therein arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product; (ii) any and all claims, liabilities, defenses or counterclaims relating to the issues in the Actions and arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product that could have been asserted in the Actions; (iii) any claim or liability that has arisen between Cumberland and Defendants relating to the issues in the Actions and arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product, including but not limited to any antitrust or unfair competition claims relating to the ‘356 Patent or the Actions; and (iv) any damages or other remedies flowing from (i)–(iii) above. Notwithstanding this release, nothing herein shall preclude Defendants’ Releasees from asserting Losses arising from any activities occurring after the Dismissal Effective Date, including breach of this Agreement or the License and Supply Agreement, and all such claims are reserved.
4.2.    Effective on the Dismissal Effective Date, Cumberland and each of the other Plaintiff’s Releasees fully, finally and forever release, relinquish, acquit and discharge Defendants and each of the other Defendants’ Releasees of and from, and covenant not to sue, not to assign to any other entity or person a right to sue and not to authorize any other entity or person to sue any Defendants’ Releasees for any and all Losses of every name and nature, both at law and in equity, for acts, transactions, facts, matters or omissions whether known or unknown, foreseen or unforeseen, accrued as of the Dismissal Date, relating to (i) any and all claims, liabilities, defenses or counterclaims in the Actions with respect to any cause of action asserted therein arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product; (ii) any and all claims, liabilities, defenses or counterclaims relating to the issues in the Actions and arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product that could have been asserted in the Actions; (iii) any claim or liability that has arisen between Cumberland and Defendants relating to the issues in the Actions and arising out of or relating to the Perrigo ANDA or the Paddock ANDA or their filing or the Perrigo Generic Product or Paddock Generic Product; and (iv) any damages or other remedies flowing from (i)–(iii) above. Notwithstanding this release, nothing herein shall preclude Plaintiff’s Releasees from asserting Losses arising from any activities occurring after the Dismissal Effective Date, including breach of this Agreement or the License and Supply Agreement, and all such claims are reserved.

4.3.    Each Party hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code, or by any law of the United States or principle of common law that is similar, comparable or equivalent to §1542 of the California Civil Code, with respect to the matters released in Sections 4.1 and 4.2. Each Party represents, warrants and covenants that it has not heretofore assigned or transferred, and will not assign or otherwise transfer, to any person or entity any matters released by such Party in Sections 4.1 and 4.2, as the case may be, and such Party agrees to indemnify and hold harmless the other Parties from and against all such released matters arising from any such alleged or actual assignment or transfer.
4.4.    Nothing in this Agreement shall preclude by release, contract, claim or issue preclusion or otherwise, Cumberland from raising any infringement assertion or Defendants from raising a non-infringement defense of any of the Licensed Patents or their foreign equivalents in connection with any product that was not the subject of the Actions.
4.5.    Nothing in this Agreement releases or shall be deemed to release any Party from any violation of any provision of this Agreement or the License and Supply Agreement, and each Party is entitled to enforce the obligations hereunder and thereunder.
V.    REGULATORY MATTERS
5.1.    Within ten (10) business days following the execution of this Agreement, the Parties shall submit this Agreement and the License and Supply Agreement to the Federal Trade Commission of the United States (“FTC”) and the Department of Justice of the United States (“DOJ” and, together with FTC, the “Agencies”) for review pursuant to Section 1112 of the Medicare Prescription Drug Improvement and Modernization Act of 2003. The Parties shall promptly in good faith coordinate the foregoing filings and respond promptly in good faith to any requests for additional information made by either of such Agencies. Each Party reserves the right to communicate with the FTC and/or DOJ regarding such filings as it believes appropriate. Each Party will keep the other Parties informed of such responses and communications and shall not disclose any confidential information of the other Parties without such other Party’s consent, which will not be unreasonably withheld or delayed. In the event that the FTC or DOJ threatens to institute a judicial or administrative proceeding raising material objections against any Party related to this Agreement or the License and Supply Agreement, or any subpart thereof, the Parties shall use Commercially Reasonable efforts to modify this Agreement and/or the License and Supply Agreement to address the objections raised by the FTC or DOJ while maintaining the material terms of the transaction.
5.2.    If at any time this Agreement is rendered null and void with respect to the Territory, or any portion thereof by the actions of a Third Party or government entity, or if the Parties cannot fulfill their respective obligations with respect to this Agreement, it is the intent of the Parties that no Party will be in any way prejudiced with respect to its claims, causes of action, defenses and counterclaims in the Actions, and no consent judgment, order or dismissal entered by a Party pursuant to this Agreement in the Territory or portion thereof, as applicable, will be deemed an admission on the part of such Party, and the Parties would be free to assert any and all claims and defenses with respect to the reinstated portion of the Actions in any future litigation. In particular, if this Agreement is terminated for any reason: (a) Cumberland will have the right to recommence or refile the First Action before the Delaware Court and the Second Action before the Illinois Court; (b) each Party consents, with respect to any such refiled Action or declaratory judgment action, to (i) the jurisdiction of the Delaware Court with respect to the subject matter of the First Action and the jurisdiction of the Illinois Court with respect to the subject matter of the Second Action, and irrevocably and unconditionally waives any objection to the laying of venue in such courts or that the Actions or declaratory judgment action have been brought in an inconvenient forum, (ii) waive any statute of limitations defenses in connection with such recommenced or refiled Actions or declaratory judgment action, (iii) the License and Supply Agreement will immediately terminate; (iv) Perrigo and Paddock will have the right to defend themselves on any basis, including challenging the infringement, validity and enforceability of the Licensed Patents; and (v) the Agreement will not be available as evidence in any proceeding. Termination of this Agreement shall not release any Party from liability (in an action at law or otherwise) for any obligations, liabilities or damages incurred prior to such termination and arising out of a breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In addition, Article VI shall survive any termination of this Agreement.
VI.    CONFIDENTIALITY
6.1.    The Parties hereby agree that, except to enforce this Agreement or unless otherwise agreed to by the Parties in writing or required by law, including as required by a court, government or other regulatory agency, that the Parties, their Affiliates and their respective employees, officers, directors and other representatives shall not publish or otherwise disclose the contents of this Agreement and/or any exhibits attached hereto. The Parties may state publicly that the Actions have been settled on terms that are confidential, but no public announcement concerning the terms or subject matter of this Agreement shall be made, either directly or indirectly, by any Party, except as set forth in Section 6.2.
6.2.    If either Party determines that a release of information concerning this Agreement is required by applicable Law, legal process (including without limitation any subpoena or discovery ordered by any court of competent jurisdiction) or by stock exchange rules, it shall notify the other in writing at least ten (10) days (or such shorter period where legally required) before the time of the proposed release; it being understood and agreed that each such Party that proposes to make any such release of information shall use its Commercially Reasonable Efforts to ensure that any such release shall not include more information regarding the existence or terms of this Agreement than is required by Law, legal process or by stock exchange rule and shall seek the highest level of confidentiality then available for such information proposed to be released. Such notice shall include the exact text of the proposed release and the time and manner of the release. At the other Party’s request, and before the release, the Party desiring to release further information shall consult with the other Party on the necessity for the disclosure and the text of the proposed further disclosure. Perrigo and Cumberland recognize that in addition to the other exceptions set forth herein, disclosure of this Agreement to IRS and other tax authorities may be required, and Perrigo and Cumberland each waives the requirements of this subsection with respect to disclosure to such entities.

6.3.    Defendants acknowledge that Cumberland is currently engaged in ANDA-related patent litigations with Third Parties concerning infringement of the ‘356 Patent on the basis of marketing and selling of generic versions of Cumberland’s Acetadote® product in the United States, and may become engaged in future patent litigations concerning infringement of the ‘356 Patent on the basis of marketing and selling of generic versions of Cumberland’s Acetadote® product in the United States (collectively, “Other Acetadote® Patent Litigations”). Defendants recognize that parties to the Other Acetadote® Patent Litigations may request a copy of this Agreement and the License and Supply Agreement in connection with discovery and that Cumberland may be compelled to provide such copies. Defendants further acknowledge that Cumberland may be required to provide a copy of this Agreement and the License and Supply Agreement under the terms of other settlement agreements. In either instance, Cumberland agrees to use Commercially Reasonable Efforts to notify Defendants at least two (2) weeks in advance of any proposed production of the terms of this Agreement to parties in any such litigation. Cumberland may disclose such terms to a third party litigant with whom Cumberland is engaged in an Other Acetadote® Patent Litigations to the extent reasonably necessary to settle, or to comply with settlement of, any such Other Acetadote® Patent Litigations, subject to any such third party litigant agreeing to keep any terms so disclosed confidential. Defendants hereby consent to Cumberland’s disclosure of the terms of this Agreement and the License and Supply Agreement to any such third party litigant subject to appropriate confidentiality limitations no less stringent than those set forth herein.
VII.    REPRESENTATIONS AND WARRANTIES
7.1.    Mutual Representations and Warranties. Cumberland represents and warrants to Defendants, as of the date of this Agreement, and each of the Defendants represents and warrants to Cumberland, as of the date of this Agreement, that:
7.1.1.    Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
7.1.2.    Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;
7.1.3.    This Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms;
7.1.4.    The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
7.1.5.    Such Party has been advised by its counsel of its rights and obligations under this Agreement and enters into this Agreement freely, voluntarily, and without duress; and

7.1.6.    Such Party is not relying on any promises, inducements, or representations other than those provided herein.
7.2.    Cumberland Representations and Warranties. Cumberland represents and warrants to Defendants that, as of the date of this Agreement, Cumberland is the owner of the ‘356 Patent.
7.3.    No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 7.1 AND 7.2 OF THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.
VIII.    MISCELLANEOUS
8.1.    Waiver. A waiver by any Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any Party.
8.2.    No Admission of Liability. Except as provided in Article III, nothing in this Agreement shall be construed as or deemed to be an admission by the Parties hereto, or any of them, of any unlawful, improper, or actionable conduct or omission by any of them, and each Party hereto expressly denies liability of any kind whatsoever.
8.3.    Choice of Law and Remedies. This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware without regard to conflicts of law principles. The Delaware Court (and any appropriate appellate court) shall have exclusive jurisdiction in all matters arising under this Agreement, and the Parties hereto expressly consent and submit to the personal and subject matter jurisdiction of such courts. This Agreement does not limit or restrict the remedies available to any Party for the breach by another Party, and the Parties expressly reserve any and all remedies available to them, at law or in equity, for breach of this Agreement, including claims for patent infringement.
8.4.    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. This Agreement and the rights granted herein may not be assigned or transferred (whether by contract, operation of law or otherwise) by Perrigo or Paddock without the prior written consent of Cumberland, provided that each of Perrigo and Paddock may assign or transfer its rights and obligations hereunder to any Affiliate or to a successor or assignee of all or substantially all of its relevant prescription pharmaceutical business or assets, without Cumberland’s prior consent, but only if such Affiliate, successor or assignee is not at such time involved in a litigation or other legal proceeding with Cumberland. Cumberland may assign or transfer its rights and obligations hereunder to any Affiliate or to a successor or assignee of all or substantially all of its relevant prescription pharmaceutical business or assets, without Perrigo’s or Paddock’s prior consent.

8.5.    Costs. Each Party shall each bear its own costs and legal fees associated with the Actions and the negotiation and preparation of, and completion of tasks contemplated under, this Agreement and the License and Supply Agreement.
8.6.    Severability. If any of the terms or provisions of this Agreement are in or come into conflict with any applicable Law within the Territory then such term or provision shall be deemed inoperative to the extent it may conflict therewith and shall be deemed to be modified to conform with such Law unless such modification would render the affected provision inconsistent with or contrary to the intent of the Parties. However, in the event the terms and conditions of this Agreement are materially altered as a result of this subsection, the Parties shall in good faith attempt to renegotiate said terms and conditions to resolve any disputes related thereto.
8.7.    Integration. This Agreement, the Stipulations of Dismissal and the License and Supply Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to such subject matter.
8.8.    Territory. The Parties acknowledge and agree that this Agreement and the License and Supply Agreement, and the fact that the Parties have entered into this Agreement and the License and Supply Agreement and consummated the transactions contemplated hereby, shall not have any effect outside the United States and its territories and possessions. The Parties hereby agree that neither this Agreement nor the License and Supply Agreement nor those facts may be proffered, or be referred to in any testimonial or other evidence, by any Party or any of their Affiliates at any trial, action or other proceeding regarding any foreign equivalents of the Perrigo Generic Product, Paddock Generic Product or foreign counterparts of the ‘356 Patent or any other Licensed Patent. Nothing herein shall be construed as an admission or waiver as to any factual or legal matter by any Party or their Affiliates with respect to any jurisdiction outside of the United States.
8.9.    Amendments. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
8.10.    Descriptive Headings. The captions and descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.
8.11.    Third Party Benefit. Except as otherwise expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party.
8.12.    Notice. Any notices or reports required or permitted under this Agreement shall be in writing and shall be deemed to have been given for all purposes if mailed by first class certified or registered mail or transmitted electronically be facsimile with mailed confirmation copy to the following address of each Party:

For Perrigo:	Perrigo Company
515 Eastern Avenue
Allegan, MI 49010
Attn: General Counsel

For Paddock:	Paddock Laboratories, LLC
c/o Perrigo Company
515 Eastern Avenue
Allegan, MI 49010
Attn: General Counsel

For Cumberland:	Cumberland Pharmaceuticals Inc.
2525 West End Ave., Suite 950,
Nashville, Tennessee 37023
Attn: Chief Executive Officer

or to such other addresses as shall have been subsequently furnished by written notice to the other Parties.
8.13.    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
8.14.    Counterparts. This Agreement may be executed in any number of signature page counterparts transmitted via facsimile, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same Agreement.
8.15.    Interpretation.
8.15.1.    The singular form of any noun or pronoun shall include the plural when the context in which such a word is used is such that it is apparent the singular is intended to include the plural or vice versa. Neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. “$” as used in this Agreement means the lawful currency of the United States of America. Where a Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion. Derivative forms of any capitalized term defined herein shall have meanings correlative to the meaning specified herein.
8.15.2.    Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (iii) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections, Appendices or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, Appendices or Exhibits of this Agreement.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized representatives in the places provided below.

Perrigo Company		Cumberland Pharmaceuticals Inc.
By	/s/ Andrew Solomon	By	/s/ A.J. Kazimi
Title	Assistant Secretary	Title	Chief Executive Officer
Date	November 10, 2012	Date	November 12, 2012

Paddock Laboratories, LLC
By	/s/ Andrew Solomon
Title	Assistant Secretary
Date	November 10, 2012

EXHIBIT 1: STIPULATIONS OF DISMISSAL

UNITED STATES DISTRICT COURT
DISTRICT OF DELAWARE

CUMBERLAND PHARMACEUTICALS INC.	)
)
Plaintiff,	)	No. 12-CV-00619
)
v.	)
)
PERRIGO COMPANY	)	Hon. [____]
PADDOCK LABORATORIES, LLC )
Defendants	)
)
)

JOINT STIPULATION OF DISMISSAL

Pursuant to Federal Rule of Civil Procedure 41(a)(1), Plaintiff Cumberland Pharmaceuticals Inc. and Defendants Perrigo Company and Paddock Laboratories, LLC hereby stipulate and agree that the above action, including all claims, counterclaims, and affirmative defenses, is hereby dismissed without prejudice, and without costs, disbursements or attorneys’ fees to any party.

Dated: [_________] [________] Attorneys for Plaintiff Cumberland Pharmaceuticals Inc.	Dated: [________] [________] Attorneys for Defendants Perrigo Company and Paddock Laboratories, LLC

SO ORDERED this ____ day of __________________, 2012.

United States District Judge

IN THE UNITED STATES DISTRICT COURT FOR THE
NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION

CUMBERLAND PHARMACEUTICALS INC.	)
)
Plaintiff,	)	No. 12-CV-06327
)
v.	)
)
PERRIGO COMPANY	)	Hon. [____]
)
Defendants	)
)
)

JOINT STIPULATION OF DISMISSAL

Pursuant to Federal Rule of Civil Procedure 41(a)(1), Plaintiff Cumberland Pharmaceuticals Inc. and Defendant Perrigo Company hereby stipulate and agree that the above action, including all claims, counterclaims, and affirmative defenses, is hereby dismissed without prejudice, and without costs, disbursements or attorneys’ fees to any party.

Dated: [_________] [________] Attorneys for Plaintiff Cumberland Pharmaceuticals Inc.	Dated: [________] [________] Attorneys for Defendant Perrigo Company

SO ORDERED this ____ day of __________________, 2012.

United States District Judge

EXHIBIT 2: LICENSE AND SUPPLY AGREEMENT

(To come)